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                                                                     EXHIBIT 4.1



                       AMERICAN DENTAL TECHNOLOGIES, INC.
                 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN


                             I. GENERAL PROVISIONS


     1.1 Adoption. Subject to stockholder approval, the Board of Directors ("Board") of American Dental Technologies, Inc. ("Corporation") on March 23, 1993 approved the Corporation's Long-Term Incentive Plan. Subject to further stockholder approvals, the Board approved an Amended and Restated Long-Term Incentive Plan on March 7, 1994 and March 25, 1996, respectively.

     1.2 Purpose. The purpose of the Plan is to promote the best interests of the Corporation and its stockholders by attracting and motivating highly qualified individuals to serve as Employees, Consultants and Directors, encouraging Employees, Directors and Consultants to acquire an ownership interest in the Corporation, thus identifying their interests with those of stockholders and encouraging Employees, Directors and Consultants to make greater efforts on behalf of the Corporation to achieve the Corporation's long-term business plans and objectives.

     1.3 Definitions. As used in this Plan, the following terms have the meaning described below:

           (a) "Agreement" means the written agreement that sets forth the term of a Participant's Option, Restricted Stock grant, or Performance Share Award.

           (b)   "Board" means the Board of Directors of the Corporation.

           (c) "Change in Control" means the occurrence of the conditions set forth in either of the following paragraphs.

                 (i) Any person (as defined in Section 3(a)(9) of the Exchange Act) or group of persons acting together for the purpose of acquiring, holding or disposing of shares of Common Stock (other than a person who on the Effective Date owns 10 percent or more of the outstanding shares of the Corporation's Common Stock, or other than a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of shares of the Corporation) becomes the beneficial owner (as defined in the Exchange Act Rules and Regulations), directly or indirectly, of 30 percent or more of the combined voting power of the Corporation's voting securities, or

                 (ii) The stockholders of the Corporation approve a dissolution of the Corporation or a definitive agreement (A) to merge or consolidate the Corporation with or into another entity in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock would be converted into cash, securities, or other property of another entity, other than a merger of the Corporation in which holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares (or equivalent securities) of the surviving entity immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation.

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     (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" means a committee of the Board of Directors of the Corporation comprised of two or more Nonemployee Directors.

     (f) "Common Stock" means shares of the Corporation's authorized common stock, $.01 par value.

     (g) "Consultant" means an individual who has a consulting arrangement with the Corporation or its Subsidiaries.

     (h) "Corporation" means American Dental Technologies, Inc., a Delaware corporation.

     (i)   "Director" means a member of the Corporation's Board of Directors.

     (j)   "Disability" means total and permanent disability, as defined in Code
Section 22(e).

     (k)   "Effective Date" means March 23, 1993.

     (l) "Employee" means a full-time salaried employee of the Corporation or its Subsidiaries, who has an "employment relationship" with the Corporation or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation or its Subsidiaries.

     (m) "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time and any successor thereto.

     (n) "Expiration Date" means the date set forth in the Agreement relating to an Option on which the right to exercise shall expire absent a termination of the Participant's employment, consulting arrangement or term on the Board. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the tenth anniversary of its Grant Date.

     (o) "Fair Market Value" means, for purposes of determining the value of Common Stock on the Grant Date, the last sale price on the Nasdaq National Market or the Nasdaq SmallCap Market, or, if the Common Stock is traded "over the counter," the average of the bid and asked prices, as reported in The Wall Street Journal for the Grant Date. In the event that (i) there were no Common Stock transactions on such date where the Common Stock is traded on the Nasdaq National Market or the Nasdaq SmallCap Market, or (ii) there were no published bid and asked prices where the Common Stock is traded "over the counter," the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions or published last sale prices, as the case may be. "Fair Market Value" for purposes of determining the value of Common Stock on the date of exercise or the date Common Stock is tendered or withheld for purposes of Section 8.6 means the last sale price, or the average of the published bid and asked prices, as the case may be, of such Common Stock on the last date preceding the date of the exercise, tender or withholding on which there were Common Stock transactions, as reported in The Wall Street Journal.

     (p) "Grant Date" means the date on which the Committee authorizes an individual Option, Restricted Stock grant or Performance Share Award, or such later date as shall be designated by the Committee. In the case of Options granted under Article III, the "Grant Date" shall be the date on which the Option was automatically awarded pursuant thereto.

     (q) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.



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     (r)   "Nonemployee Director" means a Director who (i) is not an Employee;
(ii) is not currently an officer (as defined in Rule 16a-1 under the Exchange Act) of the Corporation or a parent or Subsidiary of the Corporation or otherwise employed by a parent of the Corporation; (iii) has not received compensation for serving as a Consultant or in any other non-director capacity except for an amount not exceeding the dollar amount for which disclosures would be required pursuant to Item 404(a) of Regulation S-K, or does not have an interest in any transaction with the Corporation or a Subsidiary for which disclosure would be required by Item 404(a) of Regulation S-K; (iv) is not engaged in a business relationship with the Corporation or a Subsidiary (such as that of a lawyer or investment banker) which would be disclosable pursuant to Item 404(b) of Regulation S-K; and (v) qualifies as an "outside director" for purposes of the approval requirement of Code Section 162(m).

     (s) "Nonqualified Stock Option" means an Option that is not intended to constitute an Incentive Stock Option.

     (t) "Option" means either an Incentive Stock Option or a Nonqualified Stock Option to purchase Common Stock.

     (u) "Participant" shall have the meaning ascribed in Section 1.5 of the Plan.

     (v)   "Performance Share Award" means an award granted in accordance with
Article V of the Plan.

     (w) "Plan" means the American Dental Technologies, Inc. Amended and Restated Long-Term Incentive Plan, the terms of which are set forth herein, and amendments thereto.

     (x) "Restriction Period" means the period or periods of time during which a Participant's Restricted Stock grant is subject to restrictions on transferability.

     (y) "Restricted Stock" means Common Stock that is subject to restrictions on transferability.

     (z)   "Retirement" means retirement at age 65 or older.


     (aa) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

     (bb) "Subsidiary" means a corporation defined in Code Section 424(f).


     1.4 Administration. The Plan shall be administered by the Committee in accordance with Rule 16b-3. The Committee shall interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option, Restricted Stock grant or Performance Shares Award granted under the Plan, shall be final and binding upon all Participants.

     1.5 Participants. Participants in the Plan shall be such Employees (including Employees who are Directors) and Consultants as the Committee may select from time to time. Nonemployee Directors of the Corporation may be Participants. The Committee may grant Options, Restricted Stock and Performance Share Awards to an individual upon the condition that the individual becomes an Employee or Consultant, provided that the Option, Restricted Stock grant or Performance Share Awards shall be deemed to be granted only on the date that the individual becomes an Employee or Consultant.

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     1.6   Stock.  The total number of shares of Common Stock available for grants and awards under the Plan shall not, in the aggregate, exceed two million five hundred thousand (2,500,000) shares of Common Stock, as adjusted from time to time in accordance with Article VII. Shares subject to any unexercised portion of a terminated, forfeited, canceled or expired Option granted hereunder, and shares subject to any terminated, forfeited, canceled or expired portion of a Performance Share Award or Restricted Stock grant made hereunder pursuant to which a Participant never acquired benefits of ownership, including receipt of a dividend on such shares (but excluding voting rights), shall be available for subsequent grants and awards under the Plan.

     1.7 Agreement. No person shall have any rights under any grant or award made pursuant to the Plan unless and until the Corporation and the recipient of the grant or award have executed and delivered an agreement expressly granting or awarding benefits to such person pursuant to the Plan and containing the provisions required under the Plan to be set forth in the Agreement. The terms of the Plan shall govern in the event any provision of any Agreement conflicts with any term in this Plan as constituted on the Grant Date.

        II.   STOCK OPTIONS FOR EMPLOYEES, DIRECTORS AND CONSULTANTS

     2.1 Grant of Option. The Committee, at any time and from time to time, subject to Section 8.7, may grant Options to such Employees, Directors and Consultants and for such number of shares of Common Stock as it shall designate. Any Participant may hold more than one Option under the Plan and any other Plan of the Corporation. The Committee shall determine, in its discretion, subject to the limitations set forth in the Plan, the general terms and conditions of the Option, including, without limitation, the number of shares which the Option entitles the holder to purchase, the exercise price, the time or times during which the Option shall be exercisable and the Expiration Date of the Option, which terms may designate any Option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an Option as an Incentive Stock Option or a Nonqualified Stock Option.

     2.2 Incentive Stock Options. Any Option intended to constitute an Incentive Stock Option shall comply with the requirements of this Section 2.2. No Incentive Stock Option shall be granted with an exercise price below its Fair Market Value on the Grant Date or with an exercise term that extends beyond 10 years from the Grant Date. An Incentive Stock Option shall not be granted to any Participant who owns (within the meaning of Code Section 424(d)) stock of the Corporation possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless, at the Grant Date, the exercise price for the Option is at least 110% of the Fair Market Value of the shares subject to the Option and the Option, by its terms, is not exercisable more than five years after the Grant Date. The aggregate Fair Market Value of the underlying Common Stock (determined at the Grant Date) as to which Incentive Stock Options granted under the Plan may first be exercised by a Participant in any one calendar year shall not exceed $100,000. To the extent that an Option intended to constitute an Incentive Stock Option shall violate the foregoing $100,000 limitation, the portion of the Option that exceeds the $100,000 limitation shall be deemed to constitute a Nonqualified Stock Option. Incentive Stock Options shall be granted only to Employees.

     2.3 Option Price. The Committee shall determine the per share exercise price for each Option granted under the Plan. The Committee, at its discretion, may grant Nonqualified Stock Options with an exercise price below 100% of the Fair Market Value of Common Stock on the Grant Date.

     2.4   Payment for Option Shares.

           (a) The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full in cash or by personal check, bank draft or money order at the time of exercise.



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           (b)   At the discretion of the Committee, as set forth in a
Participant's Agreement, any Option granted under the Plan to an Employee, Director or Consultant may be deemed exercised by delivery to the Corporation of a properly executed exercise notice, acceptable to the Corporation, together with irrevocable instructions to the Participant's broker to deliver to the Corporation sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Corporation and the brokerage firm ("cashless exercise procedure").

                III. STOCK OPTIONS FOR  NONEMPLOYEE DIRECTORS

     3.1 Annual Grants of Options. Each Nonemployee Director shall be granted on December 15th of each year during the term of the Plan, a Nonqualified Stock Option to purchased 1,250 shares of Common Stock (subject to adjustment as provided in Section 7.1). The first grant of Options under this Section 3.1 shall occur on December 15, 1993.

     3.2 Option Agreement. Each Option granted pursuant to this Article III shall be evidenced by an Agreement that shall specify the exercise price, the term of the Option, the number of shares to which the Option relates, and other such provisions as the Committee shall determine.

     3.3 Option Price. The purchase price per share of Common Stock for an Option granted pursuant to this Article III shall be equal to the Fair Market Value per share of Common Stock on the Grant Date.

     3.4 Duration of Options. The Expiration Date of each Option granted pursuant to this Article III shall be the tenth anniversary of its Grant Date.

     3.5   Exercise of Shares Subject to Option.  Options granted under this
Article III shall become exercisable according to the following schedule: one-fourth of the Option shall become exercisable on the first anniversary of the Grant Date, and one-fourth of the Option shall become exercisable on each of the second, third and fourth anniversaries of the Grant Date of each Option. Once exercisable, such Options may be exercised at any time and from time to time until the Expiration Date of such Options, unless earlier terminated pursuant to Sections 6.1(a) or 6.1(c).

                              IV. RESTRICTED STOCK

     4.1 Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under this Plan to such Participants and in such amounts as it shall determine.

     4.2 Restricted Stock Agreement. Each grant of Restricted Stock shall be evidenced by an Agreement that shall specify the terms of the restrictions, including the Restriction Period, the number of shares subject to the grant, and such other provisions, including performance goals, if any, as the Committee may determine.

     4.3 Transferability. Except as provided in this Article IV of the Plan, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated, hypothecated or encumbered until the termination of the applicable Restriction Period established by the Committee and specified in the Agreement, or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in such Agreement. The Committee may, but is not required to, specify more than one set of restrictions applicable to a Restriction Period with respect to a Restricted Stock grant. All rights with respect to the Restricted Stock granted to a Participant shall be exercised during a Participant's lifetime only by the Participant or the Participant's legal representative.


     4.4 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted under the Plan as it may deem advisable including, without



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limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

     4.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Sections 4.3 and 4.4, each certificate representing shares of Restricted Stock shall bear the following legend:

      The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the American Dental Technologies, Inc. Amended and Restated Long-Term Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Restricted Stock Agreement dated ________________. A copy of the Plan, such rules and such Restricted Stock Agreement may be obtained from American Dental Technologies, Inc.

     4.6 Removal of Restrictions. Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Restriction Period. Once the shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 4.5 of the Plan removed from the certificate representing such shares. The Committee shall have discretion to waive the applicable Restriction Period with respect to all or any part of a Restricted Stock grant.

     4.7 Voting Rights. During the Restriction Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to the Restricted Stock.

     4.8 Dividends and Other Distribution. During the Restriction Period, a Participant shall be entitled to receive all dividends and other distributions paid with respect to shares of Restricted Stock. If any dividends or distributions are paid in shares of Common Stock during the Restriction Period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

                          V. PERFORMANCE SHARE AWARDS

     5.1 Grant of Performance Share Awards. The Committee, at its discretion, may grant Performance Share Awards to Employees and Consultants and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

     5.2 Terms of Performance Share Awards. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a participant's Performance Share Award shall be set forth in the Agreement relating to such Award. Each Agreement shall specify the performance goals applicable to the Participant, the period over which the goals are to attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

                                VI. TERMINATION

     6.1 Options. The time or times at which an Option (other than an Option granted under Article III) shall terminate prior to its Expiration Date shall be determined by the Committee in its discretion and set forth in the Agreement relating to such Option. If a participant's Agreement does not specify such time or times, the following shall apply:

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        (a) If a Participant's employment, consulting arrangement or term of office as a Director is terminated for any reason prior to the date that an Option or a portion thereof first becomes exercisable, such Option or portion thereof shall terminate and all rights thereunder shall cease.

        (b) To the extent an Option is exercisable and unexercised on the date a Participant's (other than a Nonemployee Director's) employment or consulting arrangement is terminated.

                (i) for any reason other than death, Disability or Retirement, the Option shall terminate on the earlier of (A) the Expiration Date of the Option; and (B) the first anniversary of such Participant's termination.

                (ii) because the Participant has died or become subject to a Disability, the Option shall terminate on the first anniversary of the date of such Participant's death or Disability.

                (iii) due to Retirement, the Option shall terminate on the earlier of (A) the Expiration Date; and (B) the second anniversary of such Participant's termination.

        (c) To the extent an Option is exercisable and unexercised on the date a Nonemployee Director's term of office as a Director is terminated for any reason, the Option shall terminate on the earlier of (i) the Expiration Date of the Option, or (ii) the first anniversary of the Participant's termination.

        (d) During the period from the Participant's termination until the termination of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of decent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's termination.

        (e) The Committee may, at any time, accelerate the right of a Participant to exercise an Option or extend the exercise period of such an Option; provided, that no Option exercise period may be extended beyond the Option's Expiration Date.

     6.2 Restricted Stock. If a Participant's employment, consulting arrangement or term of office is terminated for any reason, any shares of Common Stock owned by a Participant which were the subject of a Restricted Stock grant under the Plan and at the time of such termination are subject to a Restriction Period shall be forfeited by the Participant to the Company upon such termination; provided, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock as it deems appropriate.

     6.3 Performance Shares. Performance Share Awards shall expire and be forfeited by a Participant upon termination of the Participant's employment or consulting arrangement for any reason; provided; that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

     6.4 Other Provisions. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the Corporation's leave policy, shall not be a termination of employment for purposes of the Plan.

                     VII. ADJUSTMENTS AND CHANGE IN CONTROL

     7.1 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transaction
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or event affects the Common Stock such that an adjustment is determined by the
Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock which thereafter may be made the subject of grants and awards under the Plan; (b) the number and type of shares of Common Stock subject to outstanding grants and awards; (c) the exercise price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; and (d) any performance related conditions of any outstanding grants and awards based upon the price of Common Stock; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code or any successor provision thereto; and provided further, that any such adjustment shall provide for the elimination of any fractional share which might otherwise become subject to an Option, Restricted Stock grant or Performance Share Award.

     7.2 Change in Control. Notwithstanding anything contained herein to the contrary, upon a Change in Control, (i) any outstanding Option granted hereunder immediately shall become exercisable in full, regardless of any installment provision applicable to such Option; (ii) the remaining Restriction Period on any Restricted Stock granted hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; and (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards, which immediately shall become payable in full.

                              VIII. MISCELLANEOUS

     8.1 Partial Exercise/Fractional Shares. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan. No fractional shares shall be issued in connection with the exercise of a Performance Share Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

     8.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option, or the grant of Restricted Stock or a Performance Share Award (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

     8.3 Rights Prior to Issuance of Shares. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Restricted Stock grant or Share Performance Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

     8.4 Non-Assignability. No Option, Restricted Stock grant or Performance Share Award shall be transferred by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act. During the lifetime of a Participant, an Option shall be exercised only by the Participant. No transfer of an Option, Restricted Stock grant or Performance Share Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option, Restricted Stock grant or Performance Share Award.

     8.5 Securities Laws.

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          (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or deliver Common Stock pursuant to a Restricted Stock grant or Performance Share Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or the grant of Restricted Stock or a Performance Share Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws; (ii) under the requirements of the Nasdaq Stock Market (including, without limitation, with respect to securities traded on the Nasdaq National Market or the Nasdaq SmallCap Market) or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded; and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

     8.6 Withholding Taxes.

     The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award. At the discretion of the Committee, a Participant may make a written election to tender previously acquired shares of Common Stock or have shares of stock withheld from the shares otherwise to be received pursuant to the Option exercise, Restricted Stock grant or Performance Share Award, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The cashless exercise procedure described in Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option.

     8.7 Termination and Amendment.

          (a) The Board may terminate the Plan, or the granting of Options, Restricted Stock or Performance Share Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after March 22, 2003.

          (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the stockholders of the Corporation, shall (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Section 1.6 and 7.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan, unless permitted by Rule 16b-3 without stockholder approval.

          (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Restricted Stock grant or Performance Share Award granted under the Plan without the consent of the Participant holding the Option, Restricted Stock grant or Performance Share Award.


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     8.8 Effect on Employment or Service.  Neither the adoption of the Plan nor the granting of any Option, Restricted Stock or Performance Share Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued as an Employee, as a Consultant or as a Director, as applicable.

     8.9 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

     8.10 Approval of the Plan. The Plan shall be subject to the approval of the holders of at least a majority of the Common Stock of the Corporation present and entitled to vote at a meeting of stockholders of the Corporation held within 12 months after the adoption of the Plan by the Board. Any Option, Restricted Stock or Performance Share Award granted under the Plan on or after March 23, 1993 prior to such stockholder approval shall be conditioned upon receipt of such approval and may not be exercised in whole or in part unless the Plan has been approved by the stockholders as provided herein. If not approved by stockholders within 12 months after approval by the Board, the Plan shall be rescinded and any Options, Restricted Stock grants or Performance Share Awards granted under the Plan shall be void retroactive to the Grant Date.


       BOARD APPROVAL:                 3/23/93
                                       3/07/94 (as amended and restated)
                                       3/25/96 (as amended and restated)

       STOCKHOLDER APPROVAL:           5/25/93
                                       5/24/94 (as amended and restated)
                                       7/29/96 (as amended and restated)





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